EXHIBIT 99(32)

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

In re:
Chapter 11
CONGOLEUM CORPORATION, et. al.,	Case No. 03-51524 (KCF)
Jointly Administered
Debtors and Debtors-in-Possession.	Honorable Judge Kathryn C. Ferguson

CONGOLEUM CORPORATION, Debtor-in-Possession, et al.

Plaintiffs

v.	Adv. Proc. No. 05-06245 Adv. Proc. No. 05-06461

ARTHUR J. PERGAMENT, as the Collateral Trustee of the Collateral Trust, et. al.,

Defendants.

LITIGATION SETTLEMENT AGREEMENT
It is hereby stipulated and agreed as follows between the following parties: (i) Congoleum Corporation, Congoleum Sales, Inc., and Congoleum Fiscal, Inc. (collectively the “Debtors”);1 (ii) the Official Committee of Bondholders of Congoleum Corporation, et al. (the “Bondholders’ Committee”); (iii) Claimants’ Counsel Joseph Rice (“Rice”); (iv) Claimants’ Counsel Perry Weitz (“Weitz”); (v) Arthur J. Pergament as Collateral Trustee (the “Collateral Trustee”); (vi) R. Scott Williams as Futures Representative (the “FCR”); (vii) the Official Asbestos Claimants’ Committee (the “ACC”); and (viii) the undersigned holders of pre-petition settlements with respect to asbestos claims against the Debtors, whether pursuant to any individual settlements or the Claimant Agreement (the “Settling Claimants”), by and through their respective counsel or representatives, as follows:

1 All terms not otherwise defined herein shall have the meaning given to them in the Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Futures Representative, the Debtors, the Official Asbestos Claimants’ Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., Dated as of February 5, 2008 (the “Joint Plan”).

Congoleum - Litigation Settlement

RECITALS
WHEREAS on December 31, 2003 (the “Petition Date”), the Debtors each filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), and the Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to section 1107 and 1108 of the Bankruptcy Code.
WHEREAS on December 2, 2005, the Debtors initiated adversary proceeding number 05-06245, (the “Omnibus Adversary Proceeding” or “Pergament I”) in the Bankruptcy Court by filing a Complaint to Avoid Pre-Petition Liens, to Avoid and Recover Preferential Transfers of Property and Fraudulent Transfers of Property Pursuant to 11 U.S.C. §§ 544, 547, 548, 549 and 550 and to Disallow Claims Pursuant to 11 U.S.C. §502(d).
WHEREAS on December 28, 2005, the Debtors, as debtor-in-possession, filed and sealed adversary proceeding number 05-06461 (the “Sealed Adversary Proceeding” or “Pergament II”, together with the Omnibus Adversary Proceeding, the “Adversary Proceedings”) pursuant to the Bankruptcy Court’s December 28, 2005 Stipulation and Order Relating to Preservation of Certain Claims of the Debtor-In-Possession and CNA’s Motion to Intervene and Century’s Joinder to Such Motion.
WHEREAS the Bondholders’ Committee intervened in the Adversary Proceedings and the Debtors subsequently assigned certain causes of action contained in the Adversary Proceedings to the Bondholders’ Committee pursuant to the Stipulation And Order Regarding Assignment Of Causes Of Action In The Avoidance Actions To The Bondholders’ Committee, entered by the Bankruptcy Court on July 17, 2008 (the “Assignment Stipulation”).

Congoleum - Litigation Settlement

WHEREAS on August 4, 2008, an agreement (the “Global Settlement”) was reached among the Debtors, Bondholders' Committee, FCR, ACC, Rice, Weitz, and the Collateral Trustee, the terms of which are set forth in the August 12, 2008 Term Sheet (“Term Sheet”), attached hereto as Exhibit A.  This Global Settlement sets forth, among other things, a proposed treatment of the Settling Claimants in the Debtors' chapter 11 cases and proposed settlement of all causes of action asserted in both Adversary Proceedings.
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED that:
1.           A Global Settlement has been reached which, among other things, resolves all pending claims asserted in the Adversary Proceedings.  Pursuant to the Term Sheet which embodies the Global Settlement, including the resolution of the Adversary Proceedings (the “Litigation Settlement”), the Adversary Proceedings are hereby settled among the undersigned through an agreement that will be submitted to the Bankruptcy Court for approval pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure.  Accordingly, the Term Sheet is specifically incorporated into this Litigation Settlement Agreement and its terms are affirmed and ratified by each of the parties hereto.  To the extent that any discrepancy arises between the Term Sheet and this Litigation Settlement Agreement, this Litigation Settlement Agreement controls.
2.           The terms of the Litigation Settlement constitute an integrated agreement, are not divisible, and are subject to the terms and conditions set forth in the Term Sheet and herein.  This Litigation Agreement is subject to a final, non-appealable order of approval by the Bankruptcy Court.  If the transactions contemplated by the Global Settlement are not consummated, this Litigation Agreement shall in all respects be null and void, except that any tolling provisions herein survive, and the parties hereto fully reserve any and all rights.  Nothing contained in the Term Sheet or this Litigation Settlement Agreement shall be considered an admission for any purpose.

Congoleum - Litigation Settlement

3.           On the effective date (the “Effective Date”) of the chapter 11 plan of reorganization (the “Plan”) contemplated by the Term Sheet, the parties hereto agree that:
(a)           The Settling Claimants shall waive any and all rights with respect to any pre-petition settlement of their Asbestos Claims against the Debtors, whether pursuant to any individual settlement or the Claimant Agreement (collectively, the “Pre-Petition Asbestos Settlements”), including the liquidated amounts thereof, provided however, that:
i.           any Asbestos Claim against the Debtors held by any such Settling Claimant, including with respect to any statutes of limitation related thereto, shall be restored to the status quo ante as it existed as of the time the Settling Claimant initially filed or submitted its Asbestos Claim against the Debtors that resulted in the Settling Claimant’s Pre-Petition Asbestos Settlement (the “Submission Date”);
ii.           any statute of limitation with respect to such Asbestos Claim shall be tolled until the later of 90 days after the expiration of any stay imposed due to the filing of the Debtors’ chapter 11 cases and such additional time as may be provided pursuant to the trust distribution procedures (the “TDP”) incorporated in the Plan (the “Asbestos Tolling Period”);

Congoleum - Litigation Settlement

iii.           neither the parties’ agreement to toll limitations during the Asbestos Tolling Period nor any other term or provision of this Litigation Settlement Agreement shall revive any statute of limitations that expired as of the Submission Date; and
iv.           all parties retain the right to assert any statute of limitations defense or other defenses that they could have asserted as of the Submission Date.
(b)           The Debtors shall be released from any and all obligations and duties imposed pursuant to any Pre-Petition Asbestos Settlement, the Collateral Trust Agreement, Security Agreement and any and all other agreements and amendments thereto with respect to the pre-packaged plan of reorganization filed by the Debtors on December 31, 2003.
(c)           The Debtors shall be deemed to have forever withdrawn, released, discharged, waived and forgiven the Settling Claimants and Claimants Counsel, and each of their respective assigns, administrators and successors in interest, for and from any and all claims, actions, causes of action, counterclaims, proofs of claim, and any other obligation of any kind or nature arising from or related to the Bankruptcy Code, the Adversary Proceedings, and any and all claims related to any Pre-Petition Asbestos Settlement, the Collateral Trust Agreement, Security Agreement, pre-petition payments to Claimants Counsel, and any and all other agreements and amendment thereto with respect to the pre-packaged plan of reorganization filed by the Debtors on December 31, 2003, including all pending and potential causes of action, whether accrued or to accrue, whether asserted by way of a claim, counterclaim, cross-claim, third-party action, action for indemnity or contribution or otherwise, provided, however, that the foregoing shall not constitute a release of any rights to enforce the terms of this Litigation Settlement Agreement or any defenses to Asbestos Claims that may be asserted by the Debtors as contemplated herein.

Congoleum - Litigation Settlement

(d)           Except as otherwise provided herein, all Settling Claimants and Claimants Counsel shall be deemed to have forever withdrawn, released, discharged, waived and forgiven the Debtors and their respective assigns, administrators and successors in interest, for and from any and all claims, actions, causes of action, counterclaims, proofs of claim, and any other obligation of any kind or nature arising from or related to the Bankruptcy Code, the Adversary Proceedings, and any and all claims related to any Pre-Petition Asbestos Settlement, the Collateral Trust Agreement, Security Agreement and any and all other agreements and amendments thereto with respect to the pre-packaged plan of reorganization filed by the Debtors on December 31, 2003, including all pending and potential causes of action, whether accrued or to accrue, whether asserted by way of a claim, counterclaim, cross-claim, third-party action, action for indemnity or contribution or otherwise, provided, however, that the foregoing shall not constitute a release of any rights to enforce the terms of this Litigation Settlement Agreement and shall not constitute a release by Settling Claimants of their Asbestos Claims against the Debtors, the Asbestos Trust, or any other party or entity.
4.           Within 30 days after the Effective Date of the Plan, the Bankruptcy Court shall enter an order  of dismissal of all claims and counterclaims in the Adversary Proceedings with respect to the undersigned parties, with prejudice, and with all parties to bear their own costs and attorneys fees.

Congoleum - Litigation Settlement

5.           The mutual releases set forth herein shall not abridge the right of Settling Claimants to submit and recover upon their Asbestos Claims against the Debtors, including any asbestos trust contemplated by the Plan (the “Asbestos Trust”).
6.           Any claim by Claimants’ Counsel for the payment of additional fees and expenses shall be subject to application to, and approval by, the Bankruptcy Court.
7.           Each Settling Claimant shall be entitled to submit its Asbestos Claim to the Debtors’ bankruptcy estates, including the Asbestos Trust, as an unliquidated claim for resolution and treatment pursuant to the TDP, provided that, any Settling Claimant who received partial payment from the Debtors with respect thereto prior to the Petition Date, including specifically claimants Cook, Arsenault, and Comstock, in addition to the other provisions hereof, hereby agrees to either:  (a) not seek any further recovery with respect thereto against the Debtors, including from any Asbestos Trust, or (b) return and relinquish any such pre-petition partial payment for the benefit of the Asbestos Trust as a condition precedent to asserting any such further Asbestos Claim against the Debtors or the Asbestos Trust.
8.           Any statute of limitations shall be tolled with respect to any and all causes of action that could have been asserted in the Adversary Proceedings or the New Adversary Proceeding contemplated by the Case Management Order entered by the Court on July 17, 2008 from July 29, 2008 through and including the earlier of (a) the Effective Date of the Plan and (b) the first business day that is at least 90 days after the earlier to occur of (i) entry of a final non-appealable order denying confirmation of the Plan, (ii) entry of a final non-appealable order denying the approval of the Litigation Settlement and (iii) entry of a final non-appealable order converting the Debtors’ bankruptcy cases to cases under chapter 7 of the Bankruptcy Code, appointing a chapter 11 trustee or dismissing the Debtors’ bankruptcy cases (the “Litigation Tolling Period”).

Congoleum - Litigation Settlement

9.           Neither the parties’ agreement to toll limitations during the Litigation Tolling Period nor any other term or provision herein shall revive any statute of limitations that expired as of July 29, 2008, and all parties retain the right to assert any statute of limitations defense that they could have asserted as of July 29, 2008.
10.           This Litigation Settlement Agreement may be executed by facsimile or PDF signature and in multiple counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
11.           This Litigation Settlement Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their legal representatives, predecessors, successors and assigns.
12.           It is expressly understood and agreed that the terms hereof, including the incorporated Term Sheet, recital paragraphs and headings, are contractual and that the agreement herein contained and the consideration transferred is to compromise disputed claims.
13.           The Bankruptcy Court shall retain exclusive jurisdiction to interpret and enforce the terms of this Litigation Settlement Agreement and to resolve any disputes in connection herewith and all parties subject themselves to the jurisdiction of the Bankruptcy Court.
14.           This Litigation Settlement Agreement shall be governed and construed under New Jersey law.
15.           Except as stated herein and in the attached Term Sheet, no promise, inducement, representation, statement, warranty, or agreement has been offered by any party for entering into this Litigation Settlement Agreement, and it is executed without reliance upon promise, inducement, representation, statement, warranty, or agreement by any party or their representatives not stated herein.

Congoleum - Litigation Settlement

16.           This Litigation Settlement Agreement and incorporated Term Sheet constitutes the entire agreement between the parties pertaining to the subject matter of this settlement, and it supersedes all negotiations and all prior or contemporaneous discussions, agreements, and understandings of the parties in connection with its subject matter, except that any prior agreement relating to tolling of claims survives, including the agreement in the Omnibus Claimant Settlement with respect to tolling of statutes of limitations.  No agreements, discussions or understandings not set forth in this Litigation Settlement Agreement or incorporated Term Sheet shall be binding upon the parties or shall affect this Litigation Settlement Agreement in any way.
17.           No modification or waiver of any term or provision of this Litigation Settlement Agreement shall be effective unless such modification or waiver is in writing and signed by the party against whom such modification or waiver is sought to be enforced.
18.           This Litigation Settlement Agreement shall not be construed more strictly against one party than another merely by virtue of the fact that it or any part of it may have been prepared by one of the parties, it being recognized that it is the result of  arm’s length negotiations between the parties.
19.           Each party and signatory to this Litigation Settlement Agreement represents and warrants to each other party hereto that such party or signatory has full power, authority and legal right and has obtained all approvals and consents necessary to execute, deliver and perform all actions required under this Litigation Settlement Agreement.

Congoleum Corporation

By:  /s/ Howard N. Feist III                                                  Dated:   September 10, 2008
Name:  Howard N. Feist III
Title:  Chief Financial Officer

Congoleum - Litigation Settlement

Congoleum Sales, Inc.

By:  /s/ Howard N. Feist III                                              Dated:   September 10, 2008
Name:  Howard N. Feist III
Title:  Vice President

Congoleum Fiscal, Inc.

By:  /s/ Howard N. Feist III                                             Dated:   September 10, 2008
Name:  Howard N. Feist III
Title:  Vice President

Official Committee of Bondholders

By:  /s/ James Savin                                                         Dated:  September 12, 2008

Name:  James Savin
Akin Gump Strauss Hauer & Feld, LLP

Title:  Counsel to the Official Committee of
Bondholders

Future Claimants

By:  /s/ R. Scott Williams
Name:  R. Scott Williams
Title:  Future Claimants’ Representative

Asbestos Claimants’ Committee

By:  /s/ Ronald E. Reinsel                     Dated:   September 10, 2008
Name:  Ronald E. Reinsel
Title:  Counsel to the Asbestos Claimants’ Committee

Claimants’ Counsel

By:  /s/ Joseph Rice                                   Dated:  September 18, 2008
Name:  Joseph Rice

By:  /s/ Perry Weitz                                                           Dated: September 22, 2008
Name:  Perry Weitz

Congoleum - Litigation Settlement

Arthur J. Pergament, as Collateral Trustee

By:  /s/ Arthur J. Pergament                                               Dated:  September 18, 2008
Name:  Arthur J. Pergament
Title:  Collateral Trustee

Settled Asbestos Claimants Listed on Exhibit 1 of the Third Amended Complaint

By:  /s/ Thomas R. Anapol                                                Dated:  September 25, 2008
Name:  Thomas R. Anapol, Esquire
Firm:  Anapol Schwartz Weiss Cohan Feldman & Smalley, PC

Settled Asbestos Claimants Listed on Exhibit 2 of the Third Amended Complaint

By:  /s/ David M Layton                    Dated:  September 23, 2008
Name:  David M. Layton
Firm:  Ashcraft & Gerel, LLP

Settled Asbestos Claimants Listed on Exhibit 3 of the Third Amended Complaint

By:  /s/ Natalie Duncan                                                      Dated:  September 25, 2008
Name:  Natalie Duncan
Firm:  Baron & Budd, PC

Settled Asbestos Claimants Listed on Exhibit 4 of the Third Amended Complaint

By:                                                            Dated:
Name:
Firm:  Barton & Williams, PA.

Settled Asbestos Claimants Listed on Exhibit 5 of the Third Amended Complaint

By:  /s/ Brian T. Fitzpatrick                                               Dated:  September 25, 2008
Name:  Brian T. Fitzpatrick
Firm:  Belluck & Fox, LLP

Settled Asbestos Claimants Listed on Exhibit 6 of the Third Amended Complaint

By:                                                            Dated:
Name:
Firm:  Boechler, PC

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 7 of the Third Amended Complaint

By:  /s/ Christina C. Skubic                                               Dated:  September 24, 2008
Name:  Christina C. Skubic
Firm:  Brayton Purcell LLP

Settled Asbestos Claimants Listed on Exhibit 8 of the Third Amended Complaint

By:  /s/ Brent W. Coon                                                     Dated:  September 16, 2008
Name:  Brent W. Coon
Firm:  Brent Coon & Associates

Settled Asbestos Claimants Listed on Exhibit 9 of the Third Amended Complaint

By:  /s/ Cary L Sandler                                                      Dated:  September 25, 2008
Name:  Cary L Sandler
Firm:  Brookman Rosenberg Brown & Sandler

Settled Asbestos Claimants Listed on Exhibit 10 of the Third Amended Complaint

By:  /s/ Daniel A. Brown                                                   Dated:  October 12, 2008
Name:  Daniel A. Brown
Firm:  Brown & Gould, LLP

Settled Asbestos Claimants Listed on Exhibit 11 of the Third Amended Complaint

By:  /s/ Allen Vaughan                                                       Dated: September 25, 2008
Name:  Allen Vaughan
Firm:  Cascino Vaughan Law Offices, Ltd.

Settled Asbestos Claimants Listed on Exhibit 12 of the Third Amended Complaint

By:                                                            Dated:
Name:
Firm:  Cheryl L. White & Associates

Settled Asbestos Claimants Listed on Exhibit 13 of the Third Amended Complaint

By:  /s/ Steve Patti                                               Dated:  September 25, 2008
Name:  Steve Patti
Firm:  Clapper Patti Schweizer & Mason

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 14 of the Third Amended Complaint

By:  /s/ John A. Poca                                     Dated:  September 24, 2008
Name:  John A. Poca
Firm:  Climaco Lefkowitz Peca Wilcox & Garofoli, LPA

Settled Asbestos Claimants Listed on Exhibit 15 of the Third Amended Complaint

By:  /s/ Edward Paul Coady                                                  Dated:  September 24, 2008
Name:  Edward Paul Coady
Firm:  Coady Law Firm/Coady & Associates

Settled Asbestos Claimants Listed on Exhibit 16 of the Third Amended Complaint

By:  /s/ Kathy Byrne                                                              Dated:  September 23, 2008
Name:  Kathy Byrne
Firm:  Cooney & Conway

Settled Asbestos Claimants Listed on Exhibit 17 of the Third Amended Complaint

By:                                                            Dated:
Name:
Firm:  David C. Thompson Attorney at Law, PC

Settled Asbestos Claimants Listed on Exhibit 18 of the Third Amended Complaint

By:  /s/ Janet Ward Black                                                       Dated:  September 24, 2008
Name:  Janet Ward Black
Firm:  Donaldson & Black, PA

Settled Asbestos Claimants Listed on Exhibit 19 of the Third Amended Complaint

By:  /s/ Ethan Early                                           Dated:  September 24, 2008
Name:  Ethan Early
Firm:  Early Ludwick Sweeney & Strauss

Settled Asbestos Claimants Listed on Exhibit 20 of the Third Amended Complaint

By:  /s/ David Jaqolinzer                                                        Dated:  September 26, 2008
Name:  David Jaqoliner
Firm:  The Ferraro Law Firm, PA

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 21 of the Third Amended Complaint

By:                                                            Dated:
Name:
Firm:  Frazer Davidson, PA

Settled Asbestos Claimants Listed on Exhibit 22 of the Third Amended Complaint

By:  /s/ Linda George                                                           Dated:  September 24, 2008
Name:  Linda George
Firm:  George & Sipes, LLP

Settled Asbestos Claimants Listed on Exhibit 23 of the Third Amended Complaint

By:  /s/ Jason K. Shipp                                                         Dated:  September 23, 2008
Name:  Jason K Shipp
Firm:  Goldberg Persky & White, PC

Settled Asbestos Claimants Listed on Exhibit 24 of the Third Amended Complaint

By:  /s/ Elizabeth V. Heller                                                      Dated:  September 25, 2008
Name:  Elizabeth V. Heller
Firm:  Goldenberg Heller Antognoli Rowland & Short, PC

Settled Asbestos Claimants Listed on Exhibit 25 of the Third Amended Complaint

By:                                                                  Dated:
Name:
Firm:  Harrison Davis Steakley, PC

Settled Asbestos Claimants Listed on Exhibit 26 of the Third Amended Complaint

By:  /s/ Andrew Mc Enaney                                                    Dated:  September 24, 2008
Name:  Andrew Mc Enaney obo Michael Hissey
Firm:  Hissey Kientz & Herron, PLLC

Settled Asbestos Claimants Listed on Exhibit 27 of the Third Amended Complaint

By:  /s/ Ronald L. Shlinger                                                      Dated:  September 23, 2008
Name:  Ronald L. Shlinger
Firm:   Simon & Shingler, LLP

Settled Asbestos Claimants Listed on Exhibit 28 of the Third Amended Complaint

By:  /s/ David E. Brenner                                                        Dated:  September 24, 2008
Name:   David E. Brenner
Firm:  Howard Brenner & Nass, PC

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 29 of the Third Amended Complaint

By:  /s/ Robert Jacobs                                                             Dated: September 25, 2008
Name:  Robert Jacobs
Firm:  Jacobs & Crumplar, PA

Settled Asbestos Claimants Listed on Exhibit 30 of the Third Amended Complaint

By:  /s/ J. Michael Riley                                                          Dated:  September 23, 2008
Name:  J. Michael Riley
Firm:  Jones Martin Parris & Tessener, PLLC

Settled Asbestos Claimants Listed on Exhibit 31 of the Third Amended Complaint

By:  /s/ Erin Manchin                                                                Dated:  October 7, 2008
Name:  Erin Manchin
Firm:  Kaeske Law Firm

Settled Asbestos Claimants Listed on Exhibit 32 of the Third Amended Complaint

By:  /s/ Steven Kazan                                                                Dated:  September 8, 2008
Name:  Steven Kazan
Firm:  Kazan McClain Abrams Lyons Greenwood & Harley, PLC

Settled Asbestos Claimants Listed on Exhibit 33 of the Third Amended Complaint

By:  /s/ Thomas M. Wilson, Esq.                  Dated:  September 26, 2008
Name:  Thomas M. Wilson, Esq.
Firm:  Kelley & Ferraro, LLP

Settled Asbestos Claimants Listed on Exhibit 34 of the Third Amended Complaint

By:                                                              Dated:
Name:
Firm:  Landye Bennett Blumstein, LLP

Settled Asbestos Claimants Listed on Exhibit 35 of the Third Amended Complaint

By:  /s/ David A. Dixon                                                            Dated:  September 23, 2008
Name:  David A. Dixon
Firm:  Lanier Law Firm

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 36 of the Third Amended Complaint

By:  /s/ G. Patterson Keahey                                                     Dated:  October 30, 2008
Name:  G. Patterson Keahey
Firm:  Law Office of G. Patterson Keahey, PC

Settled Asbestos Claimants Listed on Exhibit 37 of the Third Amended Complaint

By:  /s/ Joseph D. Bartkus                                                         Dated:  September 25, 2008
Name:  Joseph D. Bartkus
Firm:  Law Office Of James Hession

Settled Asbestos Claimants Listed on Exhibit 38 of the Third Amended Complaint

By:  /s/ Jeffrey A. Varas                                                            Dated:  September 24, 2008
Name:
Firm:  Law Office of Jeffrey A. Varas

Settled Asbestos Claimants Listed on Exhibit 39 of the Third Amended Complaint

By:  /s/ John C. Dearie                                                              Dated: September 25, 2008
Name:  John C. Dearie
Firm:  Law Office of John C. Dearie

Settled Asbestos Claimants Listed on Exhibit 40 of the Third Amended Complaint

By:  /s/ Michael R. Bilbrey                                                        Dated:  September 23, 2008
Name:  Michael R. Bilbrey
Firm:  Law Office Of Michael R. Bilbrey, PC

Settled Asbestos Claimants Listed on Exhibit 41 of the Third Amended Complaint

By:  /s/ Stephen L. Shackelford                                                Dated:  September 25, 2008
Name:  Stephen L. Shackelford
Firm:  Law Office of Stephen L. Shackelford

Settled Asbestos Claimants Listed on Exhibit 42 of the Third Amended Complaint

By:  /s/ Christopher E. Grell                                                     Dated:  September 29, 2008
Name:  Christopher E. Grell
Firm:  Law Offices Of Christopher E. Grell

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 43 of the Third Amended Complaint

By:  /s/ Matthew Bergman                                                       Dated:  September 23, 2008
Name:  Matthew Bergman
Firm:  Law Offices Of Matthew Bergman

Settled Asbestos Claimants Listed on Exhibit 44 of the Third Amended Complaint

By:  /s/ Armand J. Volta, Jr.                                                    Dated:  September 16, 2008
Name:  Armand J. Volta, Jr.
Firm:  Law Offices Of Peter G. Angelos, PC

Settled Asbestos Claimants Listed on Exhibit 45 of the Third Amended Complaint

By:  /s/ Stanley J.Levy                                                             Dated:  September 24, 2008
Name:  Stanley J. Levy
Firm:  Levy Phillips & Konigsberg, LLP

Settled Asbestos Claimants Listed on Exhibit 46 of the Third Amended Complaint

By:  /s/ Michael Leh                                        Dated:  September 25, 2008
Name:  Michael Leh
Firm:  Locks Law Firm

Settled Asbestos Claimants Listed on Exhibit 47 of the Third Amended Complaint

By:  /s/ Jackey W. South                                                        Dated:  September 25, 2008
Name:  Jackey W. South
Firm:  Lundy & Davis, LLP

Settled Asbestos Claimants Listed on Exhibit 48 of the Third Amended Complaint

By:                                                             Dated:
Name:
Firm:  Keefe Bartels f/k/a Lynch Martin

Settled Asbestos Claimants Listed on Exhibit 49 of the Third Amended Complaint

By:  /s/ Scott D. Nelson                                                         Dated:  September 25, 2008
Name:  Scott D. Nelson
Firm:  Maples & Lomax, PA

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 50 of the Third Amended Complaint

By:  /s/ John I. Kittel                                      Dated: September 25, 2008
Name:  John I. KIttel
Firm:  Mazur & Kittel, PLLC

Settled Asbestos Claimants Listed on Exhibit 51 of the Third Amended Complaint

By:  /s/ Michael B. Serling                                                    Dated: September 25, 2008
Name:  Michael B. Serling
Firm:  Michael B. Serling, PC

Settled Asbestos Claimants Listed on Exhibit 52 of the Third Amended Complaint

By:  /s/ Gary Kendall                                   Dated:  September 22, 2008
Name:  Gary Kendall
Firm:  Michie Hamlett Lowry Rasmussen & Tweel

Settled Asbestos Claimants Listed on Exhibit 53 of the Third Amended Complaint

By:  /s/ Anthony Sakalarios                                                 Dated:  September 25, 2008
Name:  Anthony Sakalarios
Firm:  Morris Sakalarios & Blackwell, PLLC

Settled Asbestos Claimants Listed on Exhibit 54 of the Third Amended Complaint

By:  /s/ Motley Rice                                      Dated:  September 25, 2008
Name:  Motley Rice
Firm:  Motley Rice, LLC

Settled Asbestos Claimants Listed on Exhibit 55 of the Third Amended Complaint

By:  /s/ Randall A. Rios                                                        Dated:  September 25, 2008
Name:  Randall A. Rios
Firm:  Munsch Hardt Kopf & Harr, PC

Settled Asbestos Claimants Listed on Exhibit 56 of the Third Amended Complaint

By:  /s/ Amy Casbeer                                                            Dated:  September 25, 2008
Name:  Amy Casbeer
Firm:  Nix Patterson & Roach, LLP

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 57 of the Third Amended Complaint

By:  /s/ Larry O. Norris                                               Dated:  September 24, 2008
Name:  Larry O. Norris
Firm:  Norris & Phelps, PLLC

Settled Asbestos Claimants Listed on Exhibit 58 of the Third Amended Complaint

By:  /s/ Dean A. Hanley                                                Dated:  September 24, 2008
Name:  Dean A. Hanley
Firm:  Paul & Hanley, LLP

Settled Asbestos Claimants Listed on Exhibit 59 of the Third Amended Complaint

By:                                                          Dated:
Name:
Firm:  Paul Reich & Myers, PC

Settled Asbestos Claimants Listed on Exhibit 60 of the Third Amended Complaint

By:  /s/ Robert F. Daley                                               Dated:  September 25, 2008
Name:  Robert F. Daley
Firm:  Peirce Raimond & Coulter, PC

Settled Asbestos Claimants Listed on Exhibit 61 of the Third Amended Complaint

By:  /s/ Patrick Malouf                                                  Dated:  September 25, 2008
Name:  Patrick Malouf
Firm:  Porter & Malouf, PA

Settled Asbestos Claimants Listed on Exhibit 62 of the Third Amended Complaint

By:  /s/ Robert Michael Cunningham II          Dated:  September 25, 2008
Name:  Robert Michael Cunningham II
Firm:  Pritchard Law Firm, PLLC

Settled Asbestos Claimants Listed on Exhibit 63 of the Third Amended Complaint

By:  /s/ Bryan O. Blevins.                                             Dated:  September 25, 2008
Name:  Bryan O. Blevins
Firm:  Provost Umphrey, LLP

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 64 of the Third Amended Complaint

By:  /s/ J. David Butler
Name:  J. David Butler
Firm:  Richardson Patrick Westbrook & Brickman, LLC

Settled Asbestos Claimants Listed on Exhibit 65 of the Third Amended Complaint

By:  /s/ Robert Lance, Esq.                                                      Dated: September 25, 2008
Name:  Robert Lance, Esq.
Firm:  Robert S. Fink, PC

Settled Asbestos Claimants Listed on Exhibit 66 of the Third Amended Complaint

By:  /s/ Gregory Stamos                      Dated:  September 25, 2008
Name:  Gregory Stamos
Firm:  Rose Klein & Marias, LLP

Settled Asbestos Claimants Listed on Exhibit 67 of the Third Amended Complaint

By:  /s/ Ryan Foster                                           Dated:  September 23, 2008
Name:  Ryan Foster
Firm:  Ryan A. Foster & Associates, PLLC

Settled Asbestos Claimants Listed on Exhibit 68 of the Third Amended Complaint

By:                                                              Dated:
Name:
Firm:  Sales Tillman

Settled Asbestos Claimants Listed on Exhibit 69 of the Third Amended Complaint

By:  /s/ Tom B. Scott III                                                          Dated:  September 25, 2008
Name:  Tom B. Scott III
Firm:  Scott & Scott, Ltd

Settled Asbestos Claimants Listed on Exhibit 70 of the Third Amended Complaint

By:                                                              Dated:
Name:
Firm:  Shein Law Center, Ltd

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 71 of the Third Amended Complaint

By:  /s/ George Greatrex                                                          Dated:  October 10, 2008
Name:  George Greatrex
Firm:  Shivers Gosnay & Greatrex, LLC

Settled Asbestos Claimants Listed on Exhibit 72 of the Third Amended Complaint

By:  /s/ Michael S. Polk                                                             Dated:  September 23, 2008
Name:  Michael S. Polk
Firm:  Sieben Polk Law, LLC

Settled Asbestos Claimants Listed on Exhibit 73 of the Third Amended Complaint

By:  /s/ Robert W. Phillips                                                        Dated:  October 14, 2008
Name:  Robert W. Phillips
Firm:  SimmonsCooper, LLC

Settled Asbestos Claimants Listed on Exhibit 74 of the Third Amended Complaint

By:  /s/ Anita Pryor                                           Dated:  September 23, 2008
Name:  Anita Pryor
Firm:  Terrell Hogan

Settled Asbestos Claimants Listed on Exhibit 75 of the Third Amended Complaint

By:  /s/ D. Scott Carlile                                                              Dated:  September 25, 2008
Name:  D. Scott Carlile
Firm:  The Carlile Law Firm, LLP

Settled Asbestos Claimants Listed on Exhibit 76 of the Third Amended Complaint

By:                                                              Dated:
Name:
Firm:  The David Law Firm, PC

Settled Asbestos Claimants Listed on Exhibit 77 of the Third Amended Complaint

By:  /s/ David M. Lipman                                                           Dated:  September 25, 2008
Name:  David M. Lipman
Firm:  The Lipman Law Firm

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 78 of the Third Amended Complaint

By:  /s/ Charles M. Love IV                                                        Dated:  September 25, 2008
Name:  Charles M. Love IV
Firm:  The Masters Law Firm, LC

Settled Asbestos Claimants Listed on Exhibit 79 of the Third Amended Complaint

By:  /s/ David Parron                                           Dated:  September 25, 2008
Name:  David Parron
Firm:  The Parron Firm

Settled Asbestos Claimants Listed on Exhibit 80 of the Third Amended Complaint

By:  /s/ Michael C. Shepard                                                         Dated:  September 25, 2008
Name:  Michael C. Shepard. Esq.
Firm:  The Shepard Law Firm, PC

Settled Asbestos Claimants Listed on Exhibit 81 of the Third Amended Complaint

By:  /s/ Michelle Edwards                                                         Dated:  October 3, 2008
Name:  Michelle Edwards
Firm:  The Wartnick Law Firm

Settled Asbestos Claimants Listed on Exhibit 82 of the Third Amended Complaint

By:                                                       Dated:  ___________________
Name:
Firm:  Thompson

Settled Asbestos Claimants Listed on Exhibit 83 of the Third Amended Complaint

By:  /s/ Michael P. Thornton                                                        Dated:  September 25, 2008
Name:  Michael P. Thorton
Firm:  Thornton & Naumes, LLP

Settled Asbestos Claimants Listed on Exhibit 84 of the Third Amended Complaint

By:  /s/ Conard Metcalf                                                                Dated:  September 25, 2008
Name:  Conard Metclaf
Firm:  Trine & Metcalf, PC

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 85 of the Third Amended Complaint

By:  /s/ Bill Graham                                                                Dated:  September 3, 2008
Name:  Bill Graham
Firm:  Wallace & Graham, PA

Settled Asbestos Claimants Listed on Exhibit 86 of the Third Amended Complaint

By:  /s/ Janet Ward Black                                                       Dated:  September 24, 2008
Name:  Janey Ward Black
Firm:  Ward Black Law

Settled Asbestos Claimants Listed on Exhibit 87 of the Third Amended Complaint

By:                                                              Dated:
Name:
Firm:  Waters & Kraus, LLP

Settled Asbestos Claimants Listed on Exhibit 88 of the Third Amended Complaint

By:  /s/ Leslie Mallean                                                                Dated:  September 25, 2008
Name:  Leslie Mallean   Firm:  Watson & Heidelberg

By: /s/ Shana Fortren
Name : Shana Forten      Firm:   Arthur Eaves

Settled Asbestos Claimants Listed on Exhibit 89 of the Third Amended Complaint

By:  /s/ Penny Weitz                                                  Dated:  September 22, 2008
Name:  Penny Weitz
Firm:  Weitz & Luxenberg, PC

Settled Asbestos Claimants Listed on Exhibit 90 of the Third Amended Complaint

By:                                                              Dated:
Name:
Firm:  Wellborn Houston

Settled Asbestos Claimants Listed on Exhibit 91 of the Third Amended Complaint

By:  /s/ Deirdre Woulfe Pacheco                   Dated: September 24, 2008
Name:  Deirdre Woulfe Pacheco
Firm:  Wilentz Goldman & Spitzer, PA

Congoleum - Litigation Settlement

Settled Asbestos Claimants Listed on Exhibit 92 of the Third Amended Complaint

By:  /s/ Cleve Langston                                                              Dated:  September 24, 2008
Name:  Cleve Langston
Firm:  Wm. Roberts Wilson, Jr., PA

Settled Asbestos Claimants Listed on Exhibit 93 of the Third Amended Complaint Not Represented by Counsel

By:                                          Dated:
Name:  Yolanda Laforge

By:                                          Dated:
Name:  D. Tucker

By:                                          Dated:
Name:  Juan Francisco Adame

By:                                          Dated:
Name:  Darlene Rose Rodriguez

By:                                          Dated:
Name:  Marcia Hughes

Settled Asbestos Claimants Listed

By /s/ Randy L. Gori                                       Dated: September 25, 2008
Name: Randy L. Gori
Firm: Gori, Julian and Associates , P.C.

Congoleum - Litigation Settlement